FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
     STATE OF NEVADA
       OCT 03 1995
         17068-95

                            ARTICLES OF INCORPORATION
                            -------------------------
                                       OF
                                       --
                                   DITA, INC.
                                   ----------

KNOW ALL MEN BY THESE PRESENTS:

     We, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of Nevada and we do hereby certify:

                                       I.

     The name of this corporation is:

                                   DITA, INC.
                                   ----------

                                       II.

     The Resident Agent, TONY TERRY, whose street address where process may be served is 1200 S. 4th St., #D, Las Vegas, NV 89104.

                                      III.

     The objects, business and pursuits and the nature of the business or objects or purposes to be transacted, promoted, or carried on by this corporation are and shall continue to be, manufacturing, marketing and distribution of apparel and any other lawful business.

                                       IV.

     The total authorized capitalization of this corporation shall be and is the sum of TEN MILLION (10,000,000) shares of stock, at ONE CENT (.01) per share; said stock shall carry full voting power and the said shares shall be issued fully paid at such times as the Board of Directors may designate in exchange for cash, property or services, the stock of other corporations or other values, rights or things and the judgment of the Board of Directors as to the value thereof shall be conclusive.

                                       V.

     The members of the governing Board shall be styled "DIRECTORS" and the first Board of Directors shall consist of three. The names and addresses of the First Board of Directors and of each of the

                                                                       Exhibit 3
                                                               Page 1 of 5 Pages
incorporators signing these articles are as follows:

JEFF J. SOLORIO
33815 Alcazar #B
Dana Point, CA  92629

JOHN LEONARD JUNIPER
33815 Alcazar #B
Dana Point, CA  92629

ALLISON C. RODDAN
228 Monarch Bay
Monarch Beach, CA  92629

The number of directors of this corporation may, from time to time, be increased, provided the number shall not be reduced to less than three, by an amendment to the bylaws of this corporation in that regard and without the necessity of amending these Articles of Incorporation.

                                       VI.

     The capital stock shall be and remain nonassessable. The private property of the stockholders shall not be liable for the debts or liabilities of the corporation.

                                      VII.

     The corporation is to have perpetual existence.

                                      VIII.

     At all elections of directors, each stockholder shall be entitled to as many votes as shall equal the number of his shares of stock, multiplied by the number of directors to be elected and he may cast all of such votes for a single director or may distribute them among the number to be voted for or any two or more of them, as he may see fit.

                                       IX.

     No director or officer shall be liable to the corporation or its stockholders for damages for breach of his fiduciary duty as a director or officer, but this provision does not eliminate or limit the liability of a director or officer for:

     (a) Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

     (b) The payment of distributions in violation of NRS 78.300.


                                                                       Exhibit 3
                                                               Page 2 of 5 Pages

     IN WITNESS WHEREOF, we have hereunto set our hands this 26 day of September, 1995.


                                                     /s/ Jeff Solorio
                                                     ---------------------------
                                                     JEFF J. SOLORIO


                                                     /s/ John Leonard Juniper
                                                     ---------------------------
                                                     JOHN LEONARD JUNIPER


                                                     /s/ Allison C. Roddan
                                                     ---------------------------
                                                     ALLISON C. RODDAN

STATE OF CALIFORNIA       )
                          : ss.
COUNTY OF ORANGE          )

     On this 26th day of September, 1995, personally appeared before me, a Notary Public in and for said County and State, JEFF J. SOLORIO and JOHN LEONARD JUNIPER, known to me to be the persons described in and who duly acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

     /s/ Jean F. Koci
     ------------------------------------
     Notary Public in and for said County and State
                                                                          [SEAL]



STATE OF NEVADA           )
                          : ss.
COUNTY OF CLARK           )

     On this 22nd day of September, 1995, personally appeared before me, a Notary Public in and for said County and State, ALLISON C. RODDAN, known to me to be the person described in and who duly acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

         /s/ F.D. Braud
         ---------------------------------------------
         Notary Public in and for said County and State
                                                                          [SEAL]


                                                                       Exhibit 3
                                                               Page 3 of 5 Pages

STATE OF CALIFORNIA       )
                          : ss.
COUNTY OF ORANGE          )

     On September 26, 1995 before me, Jean F. Koci, Notary Public, personally appeared Jeff J. Solorio and John Leonard Juniper, proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

[SEAL]                                        WITNESS my hand and official seal.

                                              /s/ Jean F. Koci
                                              ----------------------------------
                                                     Signature of Notary




        ----------------------------OPTIONAL----------------------------

Though the data below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent reattachment of this form.

CAPACITY CLAIMED BY SIGNER                 DESCRIPTION OF ATTACHED DOCUMENT

      INDIVIDUAL
---
 X       CORPORATE OFFICER                          Articles of Incorporation
---                                            --------------------------------
           Board of Directors                       Title or Type of Document
           ------------------

         PARTNERS                LIMITED
---                        ---
                                 GENERAL                     3
                           ---                 -------------------------------
                                                     Number of Pages
         ATTORNEY-IN-FACT
---
         TRUSTEE(S)
---
         GUARDIAN/CONSERVATOR
---
         OTHER:                                           9-26-95
---            ----------------                -------------------------------
                                                    Date of Document

SIGNER IS REPRESENTING:
Name of Person(s) or Entity(ies)
        Dita, Inc.                                   Allison C. Roddan
--------------------------------               -------------------------------
                                               Signer(s) Other Than Named Above

                                                                       Exhibit 3
                                                               Page 4 of 5 Pages

       FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
   STATE OF NEVADA
     OCT 03 1995
      17068-95



                                 STATE OF NEVADA
                               SECRETARY OF STATE
                                     [SEAL]

                    CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
                                BY RESIDENT AGENT


     IN THE MATTER OF DITA, INC., I, TONY TERRY, ESQ., with address at Suite D, 1200 S. 4th St., #D, Las Vegas, NV 89104, Town of Las Vegas, County of Clark, State of Nevada, hereby accept the appointment as Resident Agent of the above entitled corporation in accordance with NRS 78.090.

     FURTHERMORE, that the principal office in this state is located at Suite D, 1200 S. 4th St., #D, Town of Las Vegas, County of Clark, State of Nevada.

     IN WITNESS WHEREOF, I have hereunto set my hand this 29th day of September, 1995.



                                                     /s/ Tony Terry
                                                     ---------------------------
                                                     Resident Agent





--------------------------------------------------------------------------------

     NRS 78.090 Except during any period of vacancy described in HRS 78.097, every corporation shall have a resident agent, who may be either a natural person or a corporation, resident or located in this state, in charge of its principal office. The resident agent may be any bank or banking corporation, or other corporation, located and doing business in this state. . . . The certificate of acceptance must be filed at the time of the initial filing of the corporate papers.

                                                                       Exhibit 3
                                                               Page 5 of 5 Pages